EXHIBIT 99.4

                  MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

            This Mortgage Loan Purchase and Sale Agreement (this "Agreement") is dated and effective as of February 1, 2007, among Bank of America, National Association ("Bank of America"), Eurohypo AG, New York Branch ("Eurohypo" and, together with Bank of America, the "Sellers"), and Banc of America Commercial Mortgage Inc., as purchaser (the "Purchaser" or "BACM").

            The Sellers desires to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser desires to purchase, subject to the terms and conditions set forth below, their respective 50% interests in one mortgage loan co-originated by Bank of America and Eurohypo (the "Mortgage Loan") identified on the schedule annexed hereto as Schedule I (the "Mortgage Loan Schedule"), except that Bank of America will retain the master servicing rights (the "Servicing Rights") with regard to the Mortgage Loan in its capacity as Master Servicer (as defined below) and shall enter into certain Sub-Servicing Agreements with Sub-Servicers, all as contemplated in the Pooling and Servicing Agreement (as defined below).

            The Purchaser intends to transfer or cause the transfer of: (i) the Mortgage Loan; (ii) certain mortgage loans transferred by Bank of America to the Purchaser pursuant to a mortgage loan purchase and sale agreement, dated as of the date hereof, between Bank of America and the Purchaser; and (iii) certain mortgage loans transferred by Eurohypo to the Purchaser pursuant to a mortgage loan purchase and sale agreement, dated as of the date hereof, between Eurohypo and the Purchaser to a trust (the "Trust") created pursuant to the Pooling and Servicing Agreement (as defined below). Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by a series of commercial mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Fitch, Inc. and/or Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Offered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of February 1, 2007 (the "Pooling and Servicing Agreement"), among BACM, as depositor, Bank of America, National Association, as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), and LaSalle Bank National Association, as trustee (in such capacity, the "Trustee") and as REMIC administrator. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement.

            BACM intends to sell the Offered Certificates to Banc of America Securities LLC ("BAS"), Citigroup Global Markets Inc. ("Citigroup"), Commerzbank Capital Markets Corp. ("Commerz") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" and, collectively with BAS, Citigroup and Commerz, the "Underwriters") pursuant to an underwriting agreement, dated as of February 15, 2007 (the "Underwriting Agreement"). BACM intends to place the remaining Classes of Certificates (the "Non-Offered Certificates") through BAS, as placement agent (in such capacity, the "Placement Agent"), pursuant to a private placement agency agreement, dated as of February 15, 2007 (the "Private Placement Agency Agreement"), among BACM and BAS. The Offered Certificates are more fully described in the prospectus dated February 15, 2007 (the "Base Prospectus"), and the supplement to the Base Prospectus dated February 15, 2007 (the "Prospectus Supplement"; and, together with the Base Prospectus, the "Prospectus"), as each may be amended or supplemented at any time hereafter. The privately offered Non-Offered Certificates are more fully described in a private placement memorandum, dated February 15, 2007 (the "Memorandum"), as it may be amended or supplemented at any time hereafter.

            Each Seller will indemnify the Underwriters, the Placement Agent and certain related parties with respect to certain disclosure regarding the Mortgage Loan and contained in the Prospectus, the Memorandum and certain other disclosure documents and offering materials relating to the Certificates, pursuant to a separate indemnification agreement, dated as of February 1, 2007 (the "Indemnification Agreement"), among the relevant Seller, the Purchaser, the Underwriters and the Placement Agent.

            Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

            SECTION 1. Agreement to Purchase.

            Each Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loan. The closing for the purchase and sale of the Mortgage Loan shall take place on the Closing Date. The purchase price for the Mortgage Loan shall be an amount agreed upon by the parties in a separate writing, which amount shall be payable on or about February 27, 2007 in immediately available funds. The Purchaser shall be entitled to all interest accrued on the Mortgage Loan on and after the Cut-off Date and all principal payments received on the Mortgage Loan after the Cut-off Date except for principal and interest payments due and payable on the Mortgage Loan on or before the Cut-off Date, which shall belong to the Sellers.

            SECTION 2. Conveyance of the Mortgage Loan.

            (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof and satisfaction of the other conditions set forth herein, each Seller will transfer, assign, set over and otherwise convey to the Purchaser, without recourse, but subject to the terms and conditions of this Agreement, all the right, title and interest of such Seller in and to the Mortgage Loan (other than the Servicing Rights), including without limitation all principal and interest due on or with respect to the Mortgage Loan after the Cut-off Date, together with their respective right, title and interest in and to any related insurance policies and all other documents in the related Mortgage Files.

            (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loan after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loan on or before the Cut-off Date and collected after the Cut-off Date, which shall belong and be promptly remitted to the Sellers).

            (c) On or before the Closing Date or within the time periods specified in Section 2.01 of the Pooling and Servicing Agreement, the Sellers shall deliver or cause to be delivered to the Purchaser or, if so directed by the Purchaser, to the Trustee or a custodian designated by the Trustee (a "Custodian"), the documents, instruments and agreements required to be delivered by the Purchaser to the Trustee under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such Section 2.01, and such other documents, instruments and agreements as the Purchaser or the Trustee shall reasonably request; provided, however, the delivery of such Mortgage by one such Seller shall satisfy the delivery requirements of each Seller under this Section 2 and under Section 2.01 of the Pooling and Servicing Agreement.

            (d) Each Seller hereby represents that it has, on behalf of the Purchaser, delivered or caused to be delivered to the Trustee the Mortgage File for the Mortgage Loan. If the Mortgage File is delivered prior to the Closing Date, it will be held by the Trustee in escrow at all times prior to the Closing Date. The Mortgage File shall contain the documents set forth in the definition of "Mortgage File" under the Pooling and Servicing Agreement.

            (e) If such Seller is unable to deliver or cause the delivery of any original Mortgage Note, it may deliver a copy of such Mortgage Note, together with a lost note affidavit, and indemnity, and shall thereby be deemed to have satisfied the document delivery requirements of Section 2(c). If such Seller cannot so deliver, or cause to be delivered the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iii), (vi), (viii) and (x) of the definition of "Mortgage File" in the Pooling and Servicing Agreement, with evidence of recording or filing (if applicable, and as the case may be) thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as the case may be, so long as a copy of such document or instrument, certified by such Seller as being a copy of the document deposited for recording or filing, has been delivered, and then subject to the requirements of Section 4(d), the delivery requirements of Section 2(c) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File. If such Seller cannot or does not so deliver, or cause to be delivered the original of any of the documents and/or instruments referred to in clauses (iv) and (v) of the definition of "Mortgage File" in the Pooling and Servicing Agreement, because such document or instrument has been delivered for recording or filing, as the case may be, then subject to Section 4(d), the delivery requirements of
Section 2(c) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File. If such Seller cannot so deliver, or cause to be delivered the Title Policy solely because such policy has not yet been issued, the delivery requirements of Section 2(c) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File; provided that such Seller, shall have delivered to the Trustee or a Custodian appointed thereby, on or before the Closing Date, a binding commitment for title insurance "marked-up" at the closing of such Mortgage Loan countersigned by the related title company or its authorized agent.

            (f) [Reserved].

            (g) [Reserved].

            (h) If and when the Sellers are notified of or discover any error in the Mortgage Loan Schedule attached to this Agreement as to which the Mortgage Loan is affected, the Sellers shall promptly amend the Mortgage Loan Schedule and distribute such amended Mortgage Loan Schedule to the parties to the Pooling and Servicing Agreement; provided, however, the correction or amendment of the Mortgage Loan Schedule by itself shall not be deemed to be a cure of a Material Breach.

            (i) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, each Seller will report the transfer of the related portion of the Mortgage Loan to the Purchaser as a sale of such portion of the Mortgage Loan to the Purchaser in exchange for its respective share of the consideration referred to in Section 1 hereof. In connection with the foregoing, the Sellers shall cause all of their respective records to reflect such transfer as a sale (as opposed to a secured loan).

            SECTION 3. Examination of Mortgage Files and Due Diligence Review.

            Each Seller shall reasonably cooperate with an examination of the Mortgage Files and Servicing Files for the Mortgage Loan that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of such Mortgage Files and/or Servicing Files shall not affect the Purchaser's (or any other specified beneficiary's) right to pursue any remedy available hereunder for a breach of such Seller's representations and warranties set forth in Section 4, subject to the terms and conditions of Section 4(c).

            SECTION 4. Representations, Warranties and Covenants of the Sellers.

            (a) Each Seller hereby represents and warrants to and for the benefit of the Purchaser as of the Closing Date that:

            (i) Bank of America is a national banking association duly authorized and validly existing and in good standing under the laws of the United States of America. Eurohypo is duly licensed and authorized to transact business in the State of New York as a branch of a foreign bank under Article V of the Banking Law of the United States.

            (ii) The execution and delivery of this Agreement by such Seller, and the performance of such Seller's obligations under this Agreement, will not violate such Seller's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in such Seller's good faith and commercially reasonable judgment is likely to affect materially and adversely either the ability of such Seller to perform its obligations under this Agreement or its financial condition.

            (iii) Such Seller has the full power and authority to enter into and perform its obligations under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of such Seller, enforceable against such Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) Such Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of such Seller to perform its obligations under this Agreement or the financial condition of such Seller.

            (vi) No litigation is pending with regard to which such Seller has received service of process or, to the best of such Seller's knowledge, threatened against such Seller which if determined adversely to such Seller would prohibit such Seller from entering into this Agreement, or in such Seller's good faith and reasonable judgment, would be likely to materially and adversely affect either the ability of such Seller to perform its obligations under this Agreement or the financial condition of such Seller.

            (vii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by such Seller of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

            (b) Each Seller hereby makes the representations and warranties contained in Schedule II (subject to any exceptions thereto listed on Schedule
IIA) to and for the benefit of the Purchaser as of the Closing Date (or as of such other dates specifically provided in the particular representation and warranty), with respect to (and solely with respect to) such Mortgage Loan.

            (c) Upon discovery of any Material Breach or Material Document Defect, the Purchaser or its designee shall notify the Sellers in writing and request that the Sellers correct or cure such Material Breach or Material Document Defect. Within 90 days of the earlier of discovery or receipt of written notice by the Sellers that there has been a Material Breach or a Material Document Defect (such 90-day period, the "Initial Resolution Period"), the Sellers shall cure such Material Breach or Material Document Defect, as applicable, or repurchase its related Mortgage Note. Additionally, any cure by either Seller that also cures the Material Document Defect or Material Breach with respect to the Mortgage Loan shall satisfy the cure obligations of each Seller with respect to the Mortgage Loan. The Sellers shall have no obligation to monitor the Mortgage Loan regarding the existence of a Material Breach or Material Document Defect, but if either Seller discovers a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser and the other Seller.

            For purposes of this Section 4(c), "Resolution Extension Period" shall mean:

            (i) for purposes of remediating a Material Breach with respect to the Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

            (ii) for purposes of remediating a Material Document Defect with respect to the Mortgage Loan when such Mortgage Loan is not a Specially Serviced Loan at the commencement of, and does not become a Specially Serviced Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following receipt by the Sellers of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

            (iii) for purposes of remediating a Material Document Defect with respect to the Mortgage Loan when such Mortgage Loan is a not a Specially Serviced Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following receipt by the Sellers of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

            (iv) for purposes of remediating a Material Document Defect with respect to the Mortgage Loan when such Mortgage Loan is a Specially Serviced Loan as of the commencement of the applicable Initial Resolution Period, zero days; provided, however, if the Sellers did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and the immediately preceding clause (iii) of this definition will be deemed to apply.

            In addition, the applicable Seller shall have an additional 90 days to cure such Material Document Defect or Material Breach, provided that such Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach and such failure to cure is solely the result of a delay in the return of documents from the local filing or recording authorities.

      Except as set forth in Section 4(f), it is understood and agreed that the obligations of the Sellers set forth in this Section 4(c) to cure a Material Breach or a Material Document Defect or repurchase the related Defective Mortgage Loan, constitute the sole remedies available to the Purchaser with respect to any Breach or Document Defect. In addition, any failure of Bank of America or Eurohypo to honor its obligations under its separate mortgage loan purchase and sale agreement shall not increase the liability or obligations of the Sellers hereunder.

            In the event that either Seller's portion of the Mortgage Loan is repurchased pursuant to this Section 4 and the other related 50% interest is not repurchased by either Bank of America or Eurohypo, as applicable, and the Mortgage Loan remains in the Trust, the Sellers and the Depositor hereby agree that the provisions in Section 3.01(f) of the Pooling and Servicing Agreement shall govern the servicing and administration of the Mortgage Loan on a whole loan basis (including the repurchased Mortgage Note and the other related Mortgage Note not so repurchased) and the Sellers' and the Depositor's rights and obligations with respect thereto.

      It shall be a condition to the repurchase of the related Defective Mortgage Loan by the Sellers pursuant to this Section 4(c) that the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Sellers, in each case without recourse, as shall be necessary to vest in the Sellers the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder.

            (d) Subject to the specific delivery requirements set forth in the Pooling and Servicing Agreement, if the Sellers cannot deliver on the Closing Date any document that is required to be part of the Mortgage File for the Mortgage Loan, then:

            (i) the Sellers shall use diligent, good faith and commercially reasonable efforts from and after the Closing Date to obtain, and deliver to the Purchaser or its designee, all documents missing from such Mortgage File that were required to be delivered by the Sellers;

            (ii) the Sellers shall provide the Purchaser with periodic reports regarding its efforts to complete such Mortgage File, such reports to be made on the 90th day following the Closing Date and every 90 days thereafter until the Sellers have delivered to the Purchaser or its designee all documents required to be delivered by the Sellers as part of such Mortgage File;

            (iii) upon receipt by each Seller from the Purchaser or its designee of any notice of any remaining deficiencies to such Mortgage File as of the 90th day following the Closing Date, each Seller shall reconfirm its obligation to complete such Mortgage File and to correct all deficiencies associated therewith, and, if it fails to do so within 45 days after its receipt of such notice, each Seller shall deliver to the Purchaser or its designee a limited power of attorney (in a form reasonably acceptable to each Seller and the Purchaser) permitting the Purchaser or its designee to execute all endorsements (without recourse) and to execute and, to the extent contemplated by the Pooling and Servicing Agreement, record all instruments or transfer and assignment with respect to the subject Mortgage Loan, together with funds reasonably estimated by the Purchaser to be necessary to cover the costs of such recordation;

            (iv) each Seller shall reimburse the Purchaser and all parties under the Pooling and Servicing Agreement for any out-of-pocket costs and expenses resulting from such Seller's failure to deliver all documents required to be part of such Mortgage File; provided that each such Seller is only liable for its pro rata share, i.e., 50%, of any such costs and expenses incurred with respect to the Mortgage Loan; and

            (v) each Seller shall otherwise use commercially reasonable efforts to cooperate with the Purchaser and any parties under the Pooling and Servicing Agreement in any remedial efforts for which a Document Defect with respect to such Mortgage File would otherwise cause a delay.

            (e) For so long as the Trust is subject to the reporting requirements of the Exchange Act, each Seller shall provide the Purchaser (or with respect to any serviced Companion Loan that is deposited into another securitization, the depositor for such other securitization) and the Trustee with any Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure set forth next to the Purchaser's name on the schedules pertaining to information required by Regulation AB attached to the Pooling and Servicing Agreement, within the time periods set forth in Article XI of the Pooling and Servicing Agreement.

            (f) With respect to any action taken concerning "due-on-sale" or a "due-on-encumbrance" clause as set forth in Section 3.08(a) of the Pooling and Servicing Agreement or a defeasance, any fees or expenses related thereto, including any fee charged by a Rating Agency that is rendering a written confirmation, to the extent that the related Mortgage Loan documents do not permit the lender to require payment of such fees and expenses from the Mortgagor and the Master Servicer or the Special Servicer, as applicable, has requested that the related Mortgagor pay such fees and expenses and such Mortgagor refuses to do so, shall be paid by the Sellers; provided that each such Seller is only liable for its pro rata share, i.e., 50%, of any such fees and expenses incurred with respect to the Mortgage Loan.

            SECTION 5. Representations, Warranties and Covenants of the
Purchaser.

            The Purchaser, as of the Closing Date, hereby represents and warrants to, and covenants with, each Seller that:

            (i) The Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

            (iii) The execution and delivery of this Agreement by the Purchaser, and the performance and compliance with the terms of this agreement by the Purchaser, will not violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iv) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (v) This Agreement, assuming due authorization, execution and delivery by the Sellers, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (vi) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

            (vii) No litigation is pending with regard to which the Purchaser has received service of process or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

            (viii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Underwriters and their affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loan or the consummation of any of the transactions contemplated hereby.

            SECTION 6. Accountants' Letters.

            The parties hereto shall cooperate with Ernst & Young LLP (the "Accountants") in making available all information and taking all steps reasonably necessary to permit the Accountants to deliver the letters required by the Underwriting Agreement.

            SECTION 7. Closing.

            The closing of the sale of the Mortgage Loan (the "Closing") shall be held at the offices of Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, Suite 2400, Charlotte, North Carolina 28202 at 10:00 a.m., Charlotte time, on the Closing Date.

            The Closing shall be subject to each of the following conditions, which can only be waived or modified by mutual consent of the parties hereto.

            (i) All of the representations and warranties of each Seller and of the Purchaser specified in Sections 4 and 5 hereof shall be true and correct as of the Closing Date;

            (ii) All documents specified in Section 8 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and reasonably acceptable to the Purchaser and each Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

            (iii) Each Seller shall have delivered and released to the Purchaser, the Trustee or a Custodian, or the Master Servicer shall have received to hold in trust pursuant to the Pooling and Servicing Agreement, as the case may be, all documents and funds required to be so delivered pursuant to Sections 2(c), 2(d) and 2(e) hereof;

            (iv) The result of any examination of the Mortgage Files and Servicing Files for the Mortgage Loan performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

            (v) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and each Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

            (vi) Each Seller (or any affiliate thereof) shall have paid or agreed to pay all fees, costs and expenses payable to the Purchaser or otherwise pursuant to this Agreement; and

            (vii) Neither the Private Placement Agency Agreement nor the Underwriting Agreement shall have been terminated in accordance with its terms.

            Each of the parties agrees to use its commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loan on the Closing Date.

            SECTION 8. Closing Documents.

            (a) The Closing Documents shall consist of the following, and can only be waived and modified by mutual consent of the parties hereto:

            (b) This Agreement, duly executed and delivered by the Purchaser and each Seller, and the Pooling and Servicing Agreement, duly executed and delivered by the Purchaser and all the other parties thereto; and

            (c) An Officer's Certificate executed by an authorized officer of each Seller, in his or her individual capacity, and dated the Closing Date, upon which the Underwriters and BACM may rely, attaching thereto as exhibits the organizational documents of each Seller; and

            (d) Certificate of good standing or corporate existence regarding the Sellers from the Comptroller of the Currency (with respect to Bank of America) and the State of New York Banking Department (with respect to Eurohypo), dated not earlier than 30 days prior to the Closing Date; and

            (e) A certificate of each Seller, executed by an executive officer or authorized signatory of each Seller and dated the Closing Date, and upon which the Purchaser, the Underwriters and the Placement Agent may rely to the effect that (i) the representations and warranties of the Sellers in the Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, and (ii) the Sellers has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Agreement to be performed or satisfied at or prior to the date hereof; and

            (f) A written opinion of counsel for each Seller, subject to such reasonable assumptions and qualifications as may be requested by counsel for each Seller each as reasonably acceptable to counsel for the Purchaser, the Underwriters and the Placement Agent, dated the Closing Date and addressed to the Purchaser, the Underwriters, the Trustee, the Placement Agent and each Rating Agency; and

            (g) Any other opinions of counsel for each Seller reasonably requested by the Rating Agencies in connection with the issuance of the Certificates; and

            (h) Such further certificates, opinions and documents as the Purchaser may reasonably request; and

            (i) The Indemnification Agreement, duly executed by the respective parties thereto; and

            (j) One or more comfort letters from the Accountants dated the date of any free writing prospectus, Prospectus Supplement and Memorandum, respectively, and addressed to, and in form and substance acceptable to the Purchaser and the Underwriters in the case of the free writing prospectus and the Prospectus Supplement and to the Purchaser and the Placement Agent in the case of the Memorandum stating in effect that, using the assumptions and methodology used by the Purchaser, all of which shall be described in such letters, they have recalculated such numbers and percentages relating to the Mortgage Loan set forth in any free writing prospectus, the Prospectus Supplement and the Memorandum, compared the results of their calculations to the corresponding items in any free writing prospectus, the Prospectus Supplement and the Memorandum, respectively, and found each such number and percentage set forth in any free writing prospectus, the Prospectus Supplement and the Memorandum, respectively, to be in agreement with the results of such calculations.

            SECTION 9. Costs.

            The parties hereto acknowledge that all costs and expenses (including the fees of the attorneys) incurred in connection with the transactions contemplated hereunder (including without limitation, the issuance of the Certificates as contemplated by the Pooling and Servicing Agreement) shall be allocated and as set forth in a separate writing between the parties. For the avoidance of doubt, each Seller shall only be required to pay its pro rata share (i.e., 50%) of any such costs with respect to the Mortgage Loan.

            SECTION 10. Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to Banc of America Commercial Mortgage Inc., 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255, Attention:
Stephen L. Hogue, telecopy number: (704) 386-1094 (with copies to Paul E. Kurzeja, Esq., Assistant General Counsel, at Bank of America Corporate Center, 101 South Tryon Street, 30th Floor, NC1-002-29-01, Charlotte, North Carolina 28255 and to Henry A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, Suite 2400, Charlotte, North Carolina 28202), or such other address as may hereafter be furnished to the Sellers in writing by the Purchaser; if to the Sellers, addressed to Bank of America, National Association, 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255, Attention: Stephen L. Hogue, telecopy number: (704) 386-1094 (with copies to Paul E. Kurzeja, Esq., Assistant General Counsel, at Bank of America Corporate Center, 101 South Tryon Street, 30th Floor, NC1-002-29-01, Charlotte, North Carolina 28255 and to Henry A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, Suite 2400, Charlotte, North Carolina 28202) and to Eurohypo AG, New York Branch, 1114 Avenue of the Americas, New York, New York 10036, Attention: Daniel Vinson or to such other addresses as may hereafter be furnished to the Purchaser by such Sellers in writing.

            SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

            All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of each Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loan by the Sellers to the Purchaser or, at the direction of the Purchaser, to the Trustee.

            SECTION 12. Severability of Provisions.

            Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            SECTION 13. Counterparts.

            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            SECTION 14. GOVERNING LAW.

            THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW, PURSUANT TO WHICH THE PARTIES HERETO HAVE CHOSEN THE LAWS OF THE STATE OF NEW YORK AS THE GOVERNING LAW OF THIS AGREEMENT). TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PURCHASER AND EACH SELLER HEREBY IRREVOCABLY
(I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

            SECTION 15. Further Assurances.

            Each Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

            SECTION 16. Successors and Assigns.

            The rights and obligations of any Seller under this Agreement shall not be assigned by such Seller without the prior written consent of the Purchaser, except that any person into which such Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which such Seller is a party, or any person succeeding to all or substantially all of the business of such Seller, shall be the successor to such Seller hereunder. In connection with its transfer of the Mortgage Loan to the Trust as contemplated by the recitals hereto, the Purchaser shall have the right to assign its rights and obligations under this Agreement to the Trustee for the benefit of the Certificateholders. To the extent of any such assignment, the Trustee or its designee (including, without limitation, the Special Servicer) shall be deemed to be the Purchaser hereunder with the right for the benefit of the Certificateholders to enforce the obligations of each Seller under this Agreement as contemplated by Section 2.03 of the Pooling and Servicing Agreement. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the Certificateholders, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be deemed to be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by each Seller, the Purchaser, and their permitted successors and assigns.

            SECTION 17. Amendments.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

            SECTION 18. Intention Regarding Conveyance of Mortgage Loan.

            The parties hereto intend that the conveyance by the Sellers agreed to be made hereby shall be, and be construed as a sale by the Sellers of all of each Seller's right, title and interest in and to the Mortgage Loan. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loan by the Sellers to the Purchaser to secure a debt or other obligation of the Sellers, as the case may be. However, in the event that notwithstanding the intent of the parties, the Mortgage Loan is held to be property of the Sellers, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loan, then it is intended that, (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and (ii) the conveyance provided for in this Section shall be deemed to be a grant by the Sellers to the Purchaser of a security interest in all of their right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to
(A) the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loan in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, whether in the form of cash, instruments, securities or other property. The Sellers and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loan, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            SECTION 19. [Reserved.]

            SECTION 20. Entire Agreement.

            Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

            SECTION 21. WAIVER OF TRIAL BY JURY.

            THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 22. Miscellaneous.

            Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, the Purchaser shall not consent to any amendment of the Pooling and Servicing Agreement which will increase the obligations of, or otherwise materially adversely affect any Seller without the consent of each such Seller.

                   [SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

            IN WITNESS WHEREOF, the Sellers and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                       BANK OF AMERICA, NATIONAL ASSOCIATION



                                       By: /s/ Stephen L. Hogue
                                          --------------------------------------
                                          Name: Stephen L. Hogue
                                          Title: Principal



                                       EUROHYPO AG, NEW YORK BRANCH



                                       By: /s/ Daniel Vinson
                                          --------------------------------------
                                          Name: Daniel Vinson
                                          Title: Managing Director



                                       By: /s/ Nicholas Manolas
                                          --------------------------------------
                                          Name: Nicholas Manolas
                                          Title: Director



                                       BANC OF AMERICA COMMERCIAL MORTGAGE
                                          INC.



                                       By: /s/ John S. Palmer
                                          --------------------------------------
                                          Name: John S. Palmer
                                          Title: Vice President

                                   SCHEDULE I

                             Mortgage Loan Schedule


Sequence   Loan Number   Loan Seller (1)              Property Name (2)            Street Address
--------   -----------   --------------------------   --------------------------   ------------------
       1       3405106   Bank of America / Eurohypo   Skyline Portfolio (Rollup)   Various
     1.1       3405106   Bank of America / Eurohypo   One Skyline Tower            5107 Leesburg Pike
     1.2       3405106   Bank of America / Eurohypo   Seven Skyline Place          5275 Leesburg Pike
     1.3       3405106   Bank of America / Eurohypo   Six Skyline Place            5109 Leesburg Pike
     1.4       3405106   Bank of America / Eurohypo   Five Skyline Place           5111 Leesburg Pike
     1.5       3405106   Bank of America / Eurohypo   One Skyline Place            5205 Leesburg Pike
     1.6       3405106   Bank of America / Eurohypo   Four Skyline Place           5113 Leesburg Pike
     1.7       3405106   Bank of America / Eurohypo   Two Skyline Place            5203 Leesburg Pike
     1.8       3405106   Bank of America / Eurohypo   Three Skyline Place          5201 Leesburg Pike

Sequence   City           State   Zip Code   Mortgage Rate (3)(4)   Amortization Basis (5)   Original Balance   Cut-off Date Balance
--------   ------------   -----   --------   --------------------   ----------------------   ----------------   --------------------
       1   Falls Church   VA         22041                  5.743%  Actual/360                   $271,200,000           $271,200,000
     1.1   Falls Church   VA         22041                                                         53,880,000             53,880,000
     1.2   Falls Church   VA         22041                                                         40,320,000             40,320,000
     1.3   Falls Church   VA         22041                                                         32,760,000             32,760,000
     1.4   Falls Church   VA         22041                                                         31,480,000             31,480,000
     1.5   Falls Church   VA         22041                                                         29,320,000             29,320,000
     1.6   Falls Church   VA         22041                                                         28,200,000             28,200,000
     1.7   Falls Church   VA         22041                                                         28,000,000             28,000,000
     1.8   Falls Church   VA         22041                                                         27,240,000             27,240,000

Sequence   Remaining Term To Stated Maturity (months)   Stated Maturity Date   Due Date   Monthly Payment
--------   ------------------------------------------   --------------------   --------   ---------------
       1                                          120   2/1/2017               First            1,315,945
     1.1
     1.2
     1.3
     1.4
     1.5
     1.6
     1.7
     1.8

Sequence   Administrative Fee Rate (4)(6)   Primary Servicing Fee Rate   Master Servicing Fee Rate   Ownership Interest
--------   ------------------------------   --------------------------   -------------------------   ------------------
       1                            0.021%                       0.010%                      0.020%  Fee
     1.1                                                                                             Fee
     1.2                                                                                             Fee
     1.3                                                                                             Fee
     1.4                                                                                             Fee
     1.5                                                                                             Fee
     1.6                                                                                             Fee
     1.7                                                                                             Fee
     1.8                                                                                             Fee

Sequence   Cross-Collateralized Loans   Original Amortization (months)(5)   ARD Loan   Grace Period   Loan Group
--------   --------------------------   ---------------------------------   --------   ------------   ----------
       1   No                                                           0   No                    3            1
     1.1                                                                                                       1
     1.2                                                                                                       1
     1.3                                                                                                       1
     1.4                                                                                                       1
     1.5                                                                                                       1
     1.6                                                                                                       1
     1.7                                                                                                       1
     1.8                                                                                                       1

1) Loan No. 3405106, representing 8.5% of the Initial Pool Balance (10.7%of the Group 1 Balance), was co-originated by Bank of America, National Association (50%) and Eurohypo AG, New York Branch (50%).

4) Rates are to full precision on the "BACM2007_1.xls" file located on the computer diskette.

5) For mortgage loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day year, the amortization term is the term over which the mortgage loans would amortize if interest accrued and was paid on the basis of a 360-day year consisting of twelve 30-day months. The actual amortization would be longer.

6) Administrative Fee Rate includes the rates at which the master servicing fee (and any sub-servicing fee) and trustee fee accrue.

                                   SCHEDULE II

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

            For purposes of these representations and warranties, the phrases "to the knowledge of the Seller" or "to the Seller's knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf regarding the matters referred to (i) after having conducted such inquiry and due diligence into such matters as would be customarily performed by prudent institutional commercial or multifamily mortgage lenders, as applicable, at the time of the origination of the particular Mortgage Loan and (ii) subsequent to such origination, utilizing the servicing and monitoring practices customarily utilized by prudent commercial mortgage loan servicers with respect to securitizable commercial or multifamily, as applicable, mortgage loans, and the Seller shall have made prudent inquiries of related servicers, and the phrases "to the actual knowledge of the Seller" or "to the Seller's actual knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller without any express or implied obligation to make inquiry. All information contained in documents which are part of or required to be part of a Mortgage File (each such document, a "Loan Document") shall be deemed to be within the knowledge and the actual knowledge of the Seller. Wherever there is a reference to receipt by, or possession of, the Seller of any information or documents, or to any action taken by the Seller or not taken by the Seller or its agents or employees, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or not taking such action by the Seller or any servicer acting on its behalf.

            The Seller represents and warrants with respect to each Mortgage Loan that, as of the date specified below or, if no such date is specified, as of the Closing Date:

                  (1) Mortgage Loan Schedule. The information pertaining to each
            Mortgage Loan set forth in the schedule annexed hereto as Schedule I (the "Mortgage Loan Schedule") was true and correct in all material respects as of the Cut-off Date.

                  (2) Legal Compliance - Origination, Funding and Servicing. As
            of the date of its origination, and to the actual knowledge of the Seller as of the Closing Date, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination, funding and servicing of such Mortgage Loan.

                  (3) Good Title; Conveyance. Immediately prior to the sale, transfer and assignment to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan, and the Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges, security interests, participation interests and/or of any other interests or encumbrances of any nature whatsoever (except for the Title Exceptions), and the Seller has full right, power and authority to sell, transfer and assign each Mortgage Loan free and clear of all such liens, claims, pledges, charges and interests or encumbrances. The Seller has validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan. The sale of the Mortgage Loans to the Purchaser does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Trustee and each such endorsement is genuine.

                  (4) No Holdbacks; Improvements Complete or Escrows
            Established. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. Any and all requirements under each Mortgage Loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, have been complied with in all material aspects or any such funds so escrowed have not been released; provided that partial releases of such funds in accordance with the applicable Loan Documents may have occurred.

                  (5) Legal, Valid and Binding Obligations. Each related
            Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed in connection with such Mortgage Loan is a legal, valid and binding obligation of the related Mortgagor or guarantor (subject to any non-recourse provisions therein and any state anti-deficiency legislation or market value limit deficiency legislation), enforceable in accordance with its terms, except with respect to provisions relating to default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (6) Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases either as a separate document or as part of the Mortgage. Each related Assignment of Leases creates a valid, collateral or first priority assignment of, or a valid perfected first priority security interest in, certain rights under the related leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property and subject to limits on enforceability described in Paragraph (5). No Person other than the related Mortgagor owns any interest in any payments due under the related leases. Each related Assignment of Leases provides for the appointment of a receiver for rent, allows the holder to enter into possession to collect rents or provides for rents to be paid directly to the holder of the Mortgage upon an event of default under the Mortgage Loan documents.

                  (7) No Offset or Defense. There is no right of offset,
            abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and, as of the Closing Date, to the Seller's actual knowledge no such rights have been asserted.

                  (8) Mortgage Status; Legal, Valid and Binding Obligations.
            Each related assignment of Mortgage and assignment of Assignment of Leases from the Seller to the Trustee has been duly authorized, executed and delivered in recordable form by the Seller and constitutes the legal, valid, binding and enforceable assignment from the Seller, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); provided, if the related assignment of Mortgage and/or assignment of Assignment of Leases has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no assignment of Mortgage and/or assignment of Assignment of Leases in favor of the Trustee will be required to be prepared or delivered and instead, the Seller shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Each related Mortgage and Assignment of Leases is freely assignable upon notice to but without the consent of the related Mortgagor.

                  (9) Mortgage Lien. Subject to the exceptions set forth in
            Paragraph (5) above, each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property, subject only to the following title exceptions (each such exception, a "Title Exception", and collectively, the "Title Exceptions"): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property, (c) any other exceptions and exclusions (general and specific) set forth in the mortgagee policy of title insurance issued with respect to the Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) the right of tenants (whether under ground leases or space leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), and (e) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy as described above and to the Seller's actual knowledge no rights are outstanding that under applicable law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and is not bonded over, escrowed for or covered by insurance.

                  (10) UCC Filings. The security agreements or other
            instruments, if any, related to the Mortgage Loan establish and create, and a UCC Financing Statement has been filed, recorded or submitted for recording in all places required by applicable law for the perfection of (to the extent that the filing of such a UCC Financing Statement can perfect such a security interest), a valid security interest in the personal property granted under such Mortgage (and any related security agreement), except as enforceability may be limited by bankruptcy or other laws affecting enforcement of creditor's rights generally or by the application of the rules of equity, and except for certain personal property and fixtures subject to purchase money security interests and personal property leases permitted under the terms of the Mortgage Loan. In the case of a Mortgaged Property operated as a hotel, restaurant, healthcare facility, nursing home, assisted living facility, self-storage facility, theatre, mobile home park or fitness center, such personal property includes all personal property that a prudent institutional lender making a similar mortgage loan on like properties would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated, and the related perfected security interest is prior to any other security interest that can be perfected by such UCC filing, except for permitted purchase money security interests and leases; provided that any such lease has been pledged or assigned to the lender and its assigns. In the case of each Mortgage Loan secured by a hotel, the related Loan Documents contain such provisions as are necessary and UCC Financing Statements have been filed or submitted for filing as necessary, in each case, to perfect a valid first priority security interest in the related revenues with respect to such Mortgaged Property. An assignment of each UCC Financing Statement relating to the Mortgage Loan has been delivered by Seller in blank which the Purchaser or Trustee, as applicable, or designee is authorized to complete and to file in the filing office in which such UCC Financing Statement was filed. Each Mortgage Loan and the related Mortgage (along with any security agreement and UCC Financing Statement), together with applicable state law, contain customary and enforceable provisions such as to render the rights and remedies of the holders thereof adequate for the practical realization against the personal property described above, and the principal benefits of the security intended to be provided thereby; provided, if the related security agreement and/or UCC Financing Statement has been recorded in the name of MERS or its designee, no assignment of security agreement and/or UCC Financing Statement in favor of the Trustee will be required to be prepared or delivered and instead, the Seller shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or any other personal property to the extent that the possession or control of such items or actions other than the filing of the UCC Financing Statement as required in order to effect such perfection.

                  (11) Taxes and Assessments. All taxes and governmental
            assessments or charges or water or sewer bills that prior to the Cut-off Date became due and owing in respect of each related Mortgaged Property have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established. Such taxes and assessments shall not be considered delinquent or due and owing until the date on which interest or penalties may first be payable thereon.

                  (12) Condition of Property; No Condemnation; No Encroachments.
            In the case of each Mortgage Loan, one or more engineering assessments which included a physical visit and inspection of the Mortgaged Property were performed by an independent engineering consultant firm and except as set forth in an engineering report prepared in connection with such assessment, a copy of which has been delivered to the Master Servicer, the related Mortgaged Property is, to the Seller's knowledge as of the Closing Date, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan. If an engineering report revealed any material damage or deficiencies, material deferred maintenance or other similar conditions, either (a) an escrow of funds was required or a letter of credit was obtained in an amount equal to at least 125% of the amount estimated to effect the necessary repairs, or such other amount as a prudent commercial lender would deem appropriate under the circumstances sufficient to effect the necessary repairs or maintenance or (b) such repairs and maintenance have been completed. As of origination of such Mortgage Loan, there was no proceeding pending, and subsequent to such date, the Seller has no actual knowledge of, any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan. To the Seller's knowledge (based solely on surveys (if any) and/or the lender's title policy (or, if not yet issued, a pro forma title policy or "marked up" commitment) obtained in connection with the origination of each Mortgage Loan), as of the date of the origination of each Mortgage Loan and to the Seller's knowledge as of the Cut-off Date: (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance referred to in Paragraph (13) below or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and (b) no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the use or the value of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance referred to in Paragraph
            (13) below.

                  (13) Title Insurance. The Seller has received an ALTA lender's title insurance policy or an equivalent form of lender's title insurance policy (or if such policy is not yet issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment, in either case marked as binding and countersigned by the title insurer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) as adopted in the applicable jurisdiction (the "Title Insurance Policy"), which was issued by a title insurance company qualified to do business in the jurisdiction where the applicable Mortgaged Property is located to the extent required, insuring the portion of each Mortgaged Property comprised of real estate and insuring the originator of such Mortgage Loan and its successors and assigns (as sole insureds) that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan on the Mortgagor's fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to the Title Exceptions. Such Title Insurance Policy was issued in connection with the origination of the related Mortgage Loan. No claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect, provides that the insured includes the owner of the Mortgage Loan and all premiums thereon have been paid. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Purchaser), such Title Insurance Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Purchaser and its successors and assigns without consent or notice to the title insurer. The Seller has not done, by act or omission, anything that would impair the coverage under such Title Insurance Policy. Such Title Insurance Policy contains no exclusion for, or it affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), (a) access to a public road, (b) that there are no encroachments of any part of the building thereon over easements, and (c) that the area shown on the survey is the same as the property legally described in the related Mortgage.

                  (14) Insurance. All improvements upon each Mortgaged Property securing a Mortgage Loan are insured by all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located. Each Mortgaged Property was covered by a fire and extended perils included under the classification "All Risk of Physical Loss" insurance (or the equivalent) policy in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve
            (12) months (or a specified dollar amount which, in the reasonable judgement of the Seller, will cover no less than twelve (12) months of rental income). If any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area"), and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis, (b) the outstanding principal balance of such Mortgage Loan, and (c) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program. Each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders for similar properties; if any Mortgaged Property is located in the state of California or in a "seismic zone" 3 or 4, a seismic assessment was conducted (except in the case of mobile home parks) at the time of originations and seismic insurance was obtained to the extent such Mortgaged Property has a PML of greater than twenty percent (20%) calculated using at least a 450 a year look back with a 10% probability of exceedance in a 50 year period; all properties in Florida and within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina and South Carolina have windstorm insurance; any nonconformity with applicable zoning laws and ordinances (1) is not a material nonconformity and does not materially and adversely affect the use, operation or value of the Mortgaged Property, (2) constitutes a legal non-conforming use or structure which, in the event of casualty or destruction, may be restored or repaired to materially the same extent of the use or structure at the time of such casualty, (3) is covered by law and ordinance insurance in an amount customarily required by reasonably prudent commercial or multifamily, as applicable, mortgage lenders, (4) is covered by a zoning endorsement covering any loss to the mortgagee resulting from such non-conformity or (5) is covered by insurance that will provide proceeds that, together with the value of the related land, will be sufficient to repay the Mortgage Loan; and additionally, for any Mortgage Loan having a Cut-off Date Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability rating from Standard & Poor's, Moody's or Fitch of not less than A-minus (or the equivalent), or from A.M. Best of not less than "A:V" (or the equivalent). At origination, and to the Seller's knowledge as of the Closing Date, such insurance was, or is, as applicable, in full force and effect with respect to each related Mortgaged Property and no notice of termination or cancellation with respect to any such insurance policy has been received by the Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Loan Documents, any insurance proceeds in respect of a casualty loss will be applied either to (1) the repair or restoration of the related Mortgaged Property with the mortgagee or a third party custodian acceptable to the mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or (2) the reduction of the outstanding principal balance of the Mortgage Loan. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without 30 days' prior written notice to the mortgagee (or, with respect to non-payment, 10 days' prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. With respect to each Mortgage Loan, the related Mortgage requires that the related Borrower or a tenant of such Borrower maintain insurance as described above or permits the mortgagee to require insurance as described above. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender after September 11, 2001 or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, for each Mortgage Loan, (A) the related all risk property casualty insurance policy and business interruption policy do not exclude acts of terrorism, or any related damage claims or (B) Borrower has obtained insurance satisfying the above coverage requirements against damage and business interruption resulting from acts of terrorism, from coverage as of the later of (i) the date of origination of the Mortgage Loan and (ii) the date as of which the policy was renewed or amended, and the related Loan Documents do not expressly prohibit or waive such coverage, except to the extent that any right to require such coverage may be limited by commercially reasonable availability. The Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph (44) below).

                  (15) No Material Defaults. Other than payments due but not yet
            30 days or more delinquent (A) there exists no material default, breach, violation or event of acceleration under the related Loan Documents and (B) since the date of origination of such Mortgage Loan, there has been no declaration by the Seller or prior holder of such Mortgage Loan of an event of acceleration under the related Loan Documents, and (C) to Seller's actual knowledge no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents has occurred and is continuing; the Seller has not waived any material default, breach, violation or event of acceleration under any of such documents; and under the terms of each Mortgage Loan, each related Mortgage Note, each related Mortgage and the other Loan Documents in the related Mortgage File, no person or party other than the mortgagee may declare an event of default or accelerate the related indebtedness under the Loan Documents; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to the subject matter otherwise covered by any other representation and warranty made by the Seller in this
            Schedule II.

                  (16) Payment Record. Each Mortgage Loan is not, and in the
            prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any Monthly Payment without giving effect to any applicable grace or cure period.

                  (17) Additional Collateral. The related Loan Documents do not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, other than another Mortgage Loan.

                  (18) Qualified Mortgage. Each Mortgage Loan constitutes a
            "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and the related Mortgaged Property, if acquired by a REMIC in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8), assuming compliance with all of the requirements of a "foreclosure property" under Section 856(e)(4) by the Trustee, the Master Servicer, the Special Servicer, as applicable, and their respective agents, but without regard to the holding period requirements set forth in Section 856(e)(2). Prepayment Premiums and yield maintenance charges payable with respect to each Mortgage Loan, if any, constitute "customary prepayment penalties" within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

                  (19) Environmental Conditions. One or more environmental site assessments meeting the requirements of the American Society for Testing and Materials in effect at the time the related report was or the related reports were prepared covering all environmental hazards typically assessed for similar properties including use, type and tenants of the Mortgaged Property (an "Environmental Report"), or an update of such an assessment, was performed by an experienced licensed (to the extent required by applicable state law) environmental consulting firm with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and thereafter updated such that, (a) such Environmental Report is dated no earlier than twelve months prior to the Closing Date, (b) a copy of each such Environmental Report has been delivered to the Purchaser; and (c) either: (i) no such Environmental Report provides that as of the date of the report there is a material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then one or more of the following are true--(A) a party not related to the related Mortgagor with financial resources reasonably adequate to cure the subject violation in all material respects was identified as the responsible party for such condition or circumstance, (B) the related Mortgagor was required to provide additional security adequate to cure the subject violation in all material respects and to obtain an operations and maintenance plan, (C) such conditions or circumstances were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the Mortgagor is required to do, (D) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (E) the related Mortgaged Property is insured under a policy of insurance against losses arising from such circumstances and conditions, (F) the circumstance or condition has been fully remediated, (G) the related Mortgagor provided a "no further action" letter or other evidence acceptable to the Seller and that would be acceptable to a reasonably prudent lender, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (H) the expenditure of funds reasonably estimated to be necessary to effect such remediation is the lesser of (a) 2% of the outstanding principal balance of the related Mortgage Loan and (b) $200,000, (I) the related Mortgagor or another responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, or (J) a responsible party with financial resources reasonably adequate to cure the violation provided a guaranty or indemnity to the related Mortgagor to cover the costs of any required investigation, testing, monitoring or remediation. To the Seller's actual knowledge and without inquiry beyond the related Environmental Report, there are no significant or material circumstances or conditions with respect to any Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Mortgagor questionnaire delivered to Seller at the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage, or other Loan Document in the Mortgage File, for each Mortgage Loan encumbering the Mortgaged Property requires the related Mortgagor to comply and cause the Mortgaged Property to comply with all applicable federal, state and local environmental laws and regulations. The Seller has not taken any action which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards or which could subject the Seller or its successors and assigns to liability under such laws. Each Mortgagor represents and warrants in the related Loan Documents generally to the effect that except as set forth in certain specified environmental reports and to the best of its knowledge that as of the date of origination of such Mortgage Loan, there were no hazardous materials on the related Mortgaged Property, and that the Mortgagor will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials, in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. The related Mortgagor (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the Mortgagor in connection with such Mortgage Loan, generally including any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind or nature whatsoever (including without limitation, attorneys' fees and expenses) paid, incurred or suffered by or asserted against, any such party resulting from such breach.

                  (20) Customary Mortgage Provisions. The related Loan Documents contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if customary, non-judicial foreclosure, subject to the effects of bankruptcy or similar law affecting the right of creditors and the application of principles of equity, and there is no exemption available to the Mortgagor which would interfere with such right to foreclose except any statutory right of redemption or as may be limited by anti-deficiency laws or by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (21) Bankruptcy. No Mortgaged Property, nor any material
            portion thereof, is the subject of and no Mortgagor is a debtor in any state or federal bankruptcy or insolvency or similar proceeding.

                  (22) Whole Loan; Interest Only; No Equity Participation or
            Contingent Interest. Each Mortgage Loan is a whole loan and not a participation interest in a loan. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Mortgagor, has a shared appreciation feature, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provides for interest-only payments without principal amortization or for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (b) subject to available funds, a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to the Mortgagor under the Mortgage Loan or otherwise nor holds any equity interest in any Mortgagor.

                  (23) Transfers and Subordinate Debt. The Mortgage Loan does not permit the related Mortgaged Property or any interest therein, including any ownership interest in the Mortgagor, to be encumbered by any mortgage lien or other encumbrance except the related Mortgage or the Mortgage of another Mortgage Loan without the prior written consent of the holder thereof. To Seller's knowledge, as of origination, and, to the Seller's actual knowledge as of the Closing Date, except for cases involving other Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. The Loan Documents require the Mortgagor to pay all reasonable costs and expenses related to any required consent to any transfer or encumbrance, including reasonable legal fees and expenses and any applicable Rating Agency fees. The Loan Documents contain a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage, either the related Mortgaged Property, or any direct equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than by reason of family and estate planning transfers, transfers of less than a controlling interest in the Mortgagor, issuance of non-controlling new equity interests, transfers that are subject to the holder's approval of transferee and satisfaction of certain conditions specified in the Loan Documents, transfers to an affiliate meeting the requirements of the Mortgage Loan, transfers among existing members, partners or shareholders in the Mortgagor, transfers among affiliated Mortgagors with respect to cross-collateralized Mortgaged Loans or multi-property Mortgage Loans or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan.

                  (24) Waivers and Modification. The terms of the related Loan
            Documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any material respect, except pursuant to a written instrument duly submitted for recordation, to the extent required, and specifically included in the related Mortgage Loan File. No alterations, waivers, modifications or assumptions of any kind have been given, made or consented to by or on behalf of the Seller since January 18, 2007. The Seller has not taken any intentional action that would cause the representations and warranties of the related Mortgagor under the Mortgage Loan not to be true and correct in any material respect.

                  (25) Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator within the 12 months prior to the Closing Date.

                  (26) Releases of Mortgaged Property. Since origination, no portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value, use or operation of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage. The terms of the related Mortgage do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) in consideration of payment therefor equal to not less than 125% of the related allocated loan amount of such Mortgaged Property specifically set forth in the related Loan Documents, (b) upon payment in full of such Mortgage Loan, (c) Mortgage Loans which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) sufficient to pay the Mortgage Loans in accordance with their terms, (d) Mortgage Loans which permit the related Mortgagor to substitute a replacement property subject to the satisfaction of enumerated conditions that would be acceptable to a reasonably prudent commercial or multifamily, as applicable, lender, but which do not include the consent or approval of the lender to the substitution or the substitute property, or (e) a portion of the Mortgaged Property that was not given any value in connection with either the initial underwriting or appraisal of the Mortgage Loan.

                  (27) Defeasance. With respect to any Mortgage Loan that
            contains a provision for any defeasance of mortgage collateral (a "Defeasance Loan"), the related Mortgage Note, Mortgage or other related Loan Document contained in the Mortgage File, provides that the defeasance option is not exercisable prior to a date that is at least two (2) years following the Closing Date and is otherwise in compliance with applicable statutes, rules and regulations governing REMICs; requires prior written notice to the holder of the Mortgage Loan of the exercise of the defeasance option and payment by Mortgagor of all related fees, costs and expenses as set forth below; requires, or permits the lender to require, the Mortgage Loan (or the portion thereof being defeased) to be assumed by a single-purpose entity; and requires delivery of a legal opinion that the Trustee has a perfected security interest in such collateral prior to any other claim or interest. In addition, each Mortgage loan that is a Defeasance Loan permits defeasance only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note (or the portion thereof being defeased) either through and including the maturity date of the loan or to the first date that the Borrower can prepay the Loan without a prepayment premium, and in the case of ARD Loans, assuming the Anticipated Repayment Date is the Stated Maturity Date. Further, the Mortgage or other related Loan Document contained in the Mortgage File requires that an independent certified public accountant certify that such government securities are sufficient to make all such scheduled payments when due. To Seller's actual knowledge, defeasance under the Mortgage Loan is only for the purpose of facilitating the release of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC with obligations that are not real estate mortgages. With respect to each Defeasance Loan, the related Mortgage or other related Loan Document provides that the related Mortgagor shall (or permits the mortgagee to require the Mortgagor to) (a) pay all Rating Agency fees associated with defeasance (if Rating Agency approval is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions reasonably required by the mortgagee under the related Loan Documents, including, if applicable, a REMIC opinion and a perfection opinion and any applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction. Additionally, for any Mortgage Loan having a Cut-off Date Balance equal to or greater than $20,000,000, the Mortgage Loan or the related documents require (or permit the mortgagee to require) confirmation from the Rating Agency that exercise of the defeasance option will not cause a downgrade or withdrawal of the rating assigned to any securities backed by the Mortgage Loan and require (or permit the mortgagee to require) the Mortgagor to pay any Rating Agency fees and expenses.

                  (28) Local Law Compliance; Non-Conforming Uses or
            Improvements. To the Seller's knowledge as of the date of origination of such Mortgage Loan, and, to the Seller's actual knowledge, as of the Cut-off Date the Mortgaged Property and the improvements located on or forming part of, and the existing use of, each Mortgaged Property securing a Mortgage Loan was or are, as applicable, in material compliance with all applicable zoning laws including parking and ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, either law and ordinance insurance coverage has been obtained in amounts adequate to avoid loss to the mortgagee, or such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property).

                  (29) (reserved)

                  (30) Single-Purpose Entity. Each Mortgage Loan with an
            original principal balance over $5,000,000 requires the Mortgagor to be for at least for so long as the Mortgage Loan is outstanding, and to Seller's actual knowledge each Mortgagor is, a Single-Purpose Entity. For this purpose, "Single-Purpose Entity" means a person, other than an individual, whose organizational documents provide, or which entity represented and covenanted in the related Loan Documents, substantially to the effect that such Mortgagor (i) is formed or organized solely for the purpose of owning and operating the related Mortgaged Property or Properties; (ii) does not engage in any business unrelated to such Mortgaged Property or Properties and the financing thereof; (iii) does not and will not have any material assets other than those related to its interest in such Mortgaged Property or Properties or the financing thereof; (iv) does not and will not have any indebtedness other than as permitted by the related Mortgage or other related Loan Documents; (v) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and (vi) holds itself out as being a legal entity, separate and apart from any other person. In addition, with respect to all Mortgage Loans with an original principal balance of $15,000,000 or more, the Mortgagor's organizational documents provide substantially to the effect that the Mortgagor shall: observe all entity level formalities and record keeping; conduct business in its own name; not guarantee or assume the debts or obligations of any other person; not commingle its assets or funds with those of any other person; prepare separate tax returns and financial statements, or if part of a consolidated group, be shown as a separate member of such group; transact business with affiliates on an arm's length basis pursuant to written agreements; hold itself out as being a legal entity, separate and apart from any other person and such organizational documents provide that: any dissolution or winding up or insolvency filing for such entity is prohibited or requires the unanimous consent of an independent director or member or all partners or members, as applicable; such documents may not be amended with respect to the Single-Purpose Entity requirements without the approval of the mortgagee or rating agencies; and the Mortgagor shall have an outside independent director or member. The Mortgage File for each such Mortgage Loan having an original principal balance of $20,000,000 or more contains a counsel's opinion regarding non-consolidation of the Mortgagor in any insolvency proceeding involving its equity owner or group of equity owners having an equity interest greater than 49%. To Seller's actual knowledge, each Mortgagor has fully complied with the requirements of the related Mortgage Loan and Mortgage and the Mortgagor's organizational documents regarding Single-Purpose-Entity status. The organization documents of any Mortgagor on a Mortgage Loan having an original principal balance of $15,000,000 or more which is a single member limited liability company provide that the Mortgagor shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of the sole member.

                  (31) No Advances. No advance of funds has been made after
            origination, directly or indirectly, by the Seller to the Mortgagor and, to the Seller's knowledge, no funds have been received from any person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage.

                  (32) Litigation or Other Proceedings. To Seller's knowledge, as of origination there were no, and to the Seller's actual knowledge, as of the Closing Date, there are no, pending actions, suits, litigation, arbitration or other proceedings by or before any court, arbitrator or governmental authority against the Mortgagor (or any related guarantor to the extent the Seller would consider such guarantor material to the underwriting or such Mortgage Loan) under any Mortgage Loan or the related Mortgaged Property that could reasonably be expected to materially and adversely affect the value of the Mortgaged Property as security for such Mortgage Loan, the Mortgagor's ability to pay principal, interest or any other amounts due under such Mortgage Loan or such guarantor's ability to meet its obligations under the related Loan Documents.

                  (33) No Usury. The Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such Mortgage Loan (other than an ARD Loan after the Anticipated Repayment Date) is a fixed rate, and complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

                  (34) Trustee Under Deed of Trust. If the Mortgage for any
            Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan and all such fees and expenses are the obligation of the Mortgagor under the Mortgage.

                  (35) Other Collateral; Cross-Collateralization. The related
            Mortgage Note is not secured by any collateral that secures a Mortgage Loan that is not in the Trust Fund and each Mortgage Loan that is cross-collateralized is cross-collateralized only with other Mortgage Loans sold pursuant to this Agreement.

                  (36) (reserved)

                  (37) Escrow Deposits. All escrow deposits and payments
            required pursuant to the Loan Documents are in the possession, or under the control, of the Seller or its agent and there are no deficiencies in connection therewith, and all such escrows, deposits and payments will be conveyed by the applicable Seller to the Purchaser and identified as such with appropriate detail on the Closing Date.

                  (38) Licenses and Permits. The Mortgage Loan requires the
            related Mortgagor, to the extent required by law, to be qualified to do business, and requires the related Mortgagor and the related Mortgaged Property to be in material compliance with all regulations, licenses, permits, authorizations, restrictive covenants and zoning and building laws, in each case to the extent required by law or to the extent that the failure to be so qualified or in compliance would have a material and adverse effect upon the enforceability of the Mortgage Loan or upon the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. To the Seller's knowledge, as of the date of origination of each Mortgage Loan based on any of: (i) a letter from governmental authorities,
            (ii) a legal opinion, (iii) an endorsement to the related Title Insurance Policy, (iv) a zoning report from a zoning consultant, or
            (v) other due diligence that the originator of the Mortgage Loan customarily performs in the origination of comparable mortgage loans, and to the Seller's actual knowledge as of the Closing Date, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses and permits have otherwise been issued.

                  (39) Origination, Servicing and Collection Practices. The
            origination (or acquisition, as the case may be), collection, and the servicing practices used by the Seller and its affiliates or contractors engaged by it with respect to the Mortgage Loan have been in all respects legal and have met customary standards utilized by prudent commercial or multifamily, as applicable, lenders and servicers.

                  (40) Borrower Organization. Each Borrower that is an entity is organized under the laws of a state of the United States of America.

                  (41) Non-Recourse Exceptions. Each Mortgage Loan is
            non-recourse, except that the Mortgagor and either: a principal of the Mortgagor or other natural person, with assets other than any interest in the Mortgagor, has agreed to be jointly and severally liable for all liabilities, expenses, losses, damages, expenses or claims suffered or incurred by the holder of the Mortgage Loan by reason of or in connection with: (i) any fraud or material misrepresentation by the Mortgagor, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards or (iii) violation of applicable environmental laws or breaches of environmental covenants. No waiver of liability for such non-recourse exceptions has been granted to the Mortgagor or any such guarantor or principal by the Seller or anyone acting on behalf of the Seller.

                  (42) Separate Tax Parcels. Each Mortgaged Property constitutes one or more separate tax lots (or will constitute separate tax lots when the next tax maps are issued), or, in certain instances, an application has been made to the applicable governing authority for creation of separate tax lots that shall be effective for the next tax year (and, with respect to tax parcels for which such application has been made, prior to the creation of such separate tax lots, taxes are being escrowed for the entire existing tax parcel), or is subject to an endorsement under the related Title Insurance Policy insuring for losses arising from any claim that the Mortgaged Property is not one or more separate tax lots.

                  (43) Financial Statements. Each Mortgage or related Loan
            Documents requires the Mortgagor upon request to provide the owner or holder of the Mortgage with quarterly (except for Mortgage Loans with an original principal balance less than $3,000,000) and annual operating statements (or a balance sheet statement of income and expenses and a statement of changes in financial position), and such additional information regarding the Mortgagor and the Mortgaged Property as the owner or holder of the Mortgage may request which annual financial statements for all Mortgage Loans with an original principal balance greater than $20,000,000 shall be audited by an independent certified public accountant upon the request of the holder of the Mortgage Loan.

                  (44) Fee/Leasehold Properties. Each Mortgage Loan is secured by the fee interest in the related Mortgaged Property, except that with respect to Mortgage Loans that are secured by the interest of the related Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease") (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the Mortgagor's interest is a ground subleasehold, shall also include not only such ground sublease but also the related ground lease), but not by the related fee interest in such Mortgaged Property (the "Fee Interest") and:

                        (a) Such Ground Lease or a memorandum thereof has been
                  duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

                        (b) Such Ground Lease is not subject to any liens or
                  encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions, and provides that it shall remain prior to any mortgage or other lien upon the related Fee Interest;

                        (c) The Mortgagor's interest in such Ground Lease is
                  assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the mortgagee and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

                        (d) Such Ground Lease is in full force and effect, and
                  the Seller has not received as of the Closing Date notice (nor is the Seller otherwise aware) that any default has occurred under such Ground Lease;

                        (e) Seller or its agent has provided the lessor under
                  the Ground Lease with notice of its lien, and such Ground Lease requires the lessor to give notice of any default by the lessee to the mortgagee, and such Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

                        (f) The mortgagee under such Mortgage Loan is permitted
                  a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease, and all of the rights of the mortgagor under such Ground Lease and the related Mortgage (insofar as it relates to the Ground Lease) may be exercised by or on behalf of the mortgagee;

                        (g) Such Ground Lease has a current term (including one
                  or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the Seller and its successors and assigns) which extends not less than the greater of 10 years beyond the amortization term and 20 years beyond the Stated Maturity Date for the related Mortgage Loan (or, with respect to any Mortgage Loan with an Anticipated Repayment Date, 10 years beyond the amortization term);

                        (h) Such Ground Lease requires the lessor to enter into
                  a new lease with the mortgagee under such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

                        (i) Under the terms of such Ground Lease and the related
                  Loan Documents, taken together, any related insurance proceeds or condemnation award that is awarded with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage Loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

                        (j) Such Ground Lease does not impose any restrictions
                  on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

                        (k) Such Ground Lease may not be amended or modified
                  without the prior consent of the mortgagee under such Mortgage Loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns;

                        (l) The terms of such Ground Lease have not been waived,
                  modified, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by the related Mortgage.

                  (45) Fee Simple Interest. Except with respect to the Mortgage
            Loans secured by Ground Leases, each of the Mortgagors (or its affiliates) has title in the fee simple interest in each related Mortgaged Property.

                  (46) ARD Loans. Each ARD Loan requires scheduled monthly
            payments of principal; if any ARD Loan is not paid in full by its Anticipated Repayment Date, and assuming that it is not otherwise in default, the rate at which such Mortgage Loan accrues interest will increase to the sum of the original Mortgage Rate and a specified margin not less than 2 percent (2%); the Anticipated Repayment Date of any such Mortgage Loan is not less than 7 years from the date of origination; and after the Anticipated Repayment Date, the Loan Documents provide that excess cash flow after payment of expenses, including scheduled interest and capital expenditures approved by the lender, will be used to repay principal.

                  (47) Authorization in Jurisdiction. To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it originated and held the Mortgage Loan.

                  (48) No Negative Amortization; No Capital Contribution; No
            Financing for Incomplete Improvements. No Mortgage Loan, other than an ARD Loan (and then only after the Anticipated Repayment Date for such ARD Loan), provides for the negative amortization of interest. Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Mortgage Loan. The Mortgage Loan was not originated for the purpose of financing the construction of incomplete improvements on the related Mortgaged Property other than tenant improvements.

                  (49) No Fraud. Neither the Seller, the originator, nor any employee or agent of the Seller or the originator has participated in any fraud or intentional material misrepresentation with respect to the Mortgagor, the Mortgaged Property or any guarantor. To Seller's actual knowledge, no Mortgagor or guarantor is guilty of defrauding or making an intentional material misrepresentation to the Seller with respect to the origination of the Mortgage Loan, the Mortgagor or the Mortgaged Property.

                  (50) Grace Periods. The related Mortgage or Mortgage Note
            provides a grace period for delinquent Monthly Payments no longer than 10 days from the applicable Due Date other than as disclosed in the Mortgage Loan Schedule.

                  (51) Appraisals. The Mortgage File contains an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to the Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal or a supplemental letter from the appraiser states that the appraisal satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as amended), all as in effect on the date the Mortgage Loan was originated.

                  (52) Mortgagor Concentration. Except as disclosed in the
            Prospectus Supplement, (a) no Mortgagor is the Mortgagor with respect to more than one Mortgage Loan and (b) to the Seller's knowledge, no group of Mortgage Loans with affiliated Mortgagors have an aggregate principal balance equaling more than $ 184,806,114.

                  (53) Environmental Insurance Policies. If the Mortgaged
            Property securing any Mortgage Loan is covered by a secured creditor environmental insurance policy, then:

                        (a) the Seller:

                              (i) has disclosed, or is aware that there has been
                        disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller; and

                              (ii) has delivered or caused to be delivered to
                        the insurer under such policy copies of all environmental reports in the Seller's possession related to such Mortgaged Property,

                              in each case with respect to (i) and (ii) to the
                        extent required by such policy or to the extent the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy;

                        (b) all premiums for such insurance have been paid;

                        (c) has a term not less than 5 years beyond the term of
                  the Mortgage Loan (or 5 years beyond the Anticipated Repayment Date with respect to an ARD Loan) and is not cancelable during such term; and

                        (d) such insurance is in full force and effect.

                        If the Mortgage Loan is listed on Schedule IIA(53) and
                  the environmental insurance for such Mortgage Loan is not a secured creditor policy but was required to be obtained by the Mortgagor, then the holder of the Mortgage Loan is entitled to be an additional insured under such policy, all premiums have been paid, such insurance is in full force and effect, such policy may not be cancelled or amended without the consent of the Seller or its successors and assigns and, to the Seller's knowledge, the Mortgagor has made the disclosures and complied with the requirements of clauses (a) and (b) of this Paragraph
                  (53).

                  (54) Access. The Mortgaged Property is located on or adjacent to a public road, or has access to an irrevocable easement permitting ingress and egress.

                                 SCHEDULE IIA

              EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES WITH
                     RESPECT TO THE SKYLINE MORTGAGE LOAN

                              REPRESENTATION 14

                                  Insurance.

Skyline Portfolio (3405106)   The related loan documents provide that the loss
                              of rents or income, as applicable, will be insured until the earlier of (i) completion of restoration or, in some cases, the return of rents/income to the level which existed prior to the loss, or (ii) the expiration of twelve (12) months.

Skyline Portfolio (3405106)   With respect to terrorism insurance coverage, the
                              related Borrower has a cap of $625,000 per year for terrorism insurance premium costs for the Mortgaged Property.

Skyline Portfolio (3405106)   The related Mortgage Loan has a Cut-off Date
                              balance equal to or greater than $20,000,000, and the loan agreement provides as follows: All insurance polices shall be issued by companies which either (1) shall each have a financial strength and claims paying ability rating of at least "A-" or better by S&P, or (2) if (A) more than one (1) but less than five (5) insurance companies issue the Policies required hereunder, then at least seventy-five percent (75%) of the applicable insurance coverages represented by the Policies required hereunder must be provided by insurance companies having a credit rating of "A-" or better by S&P (or the equivalent rating by Moody's and Fitch) and the balance of the applicable insurance coverages represented by the Policies required hereunder must be provided by insurance companies having a credit rating of "BBB" or better by S&P (or the equivalent rating by Moody's and Fitch), provided that FM Global can participate for no more than forty percent
                              (40%) so long as it maintains a rating of A:XIII from A.M. Best Company and is not part of the primary layer of insurance providers or (B) five
                              (5) or more insurance companies issue the Policies required hereunder, then at least sixty percent (60%) of the applicable insurance coverages required hereunder must be provided by insurance companies having a credit rating of "A-" or better by S&P (or the equivalent rating by Moody's and Fitch) and at least 95% of the total of the applicable insurance coverages required hereunder must be provided by insurance companies having a credit rating of "BBB" or better by S&P (or the equivalent rating by Moody's and Fitch); provided that FM Global will be treated as having a credit rating "BBB" and may participate for no more than forty percent
                              (40%) so long as it maintains a rating of A:XIII from A.M. Best Company and is not part of the primary layer of insurance providers. If a Securitization occurs and more than five (5) insurance companies issue the Policies required hereunder, the foregoing required insurance company rating by a Rating Agency not rating any Securities shall be disregarded. If a Securitization occurs and S&P is not a Rating
                              Agency, each of the insurance companies shall have the ratings from Fitch and Moody's as provided above. Notwithstanding the foregoing,
                              Borrower shall be permitted to maintain the Policies required hereunder with insurance companies which do not meet the foregoing requirements (an "Otherwise Rated Insurer"), provided Borrower obtains a "cut-through" endorsement (that is, an endorsement which permits recovery against the provider of such endorsement) or a contingent property policy
                              (that is, a credit wrap with respect to an Otherwise Rated Insurer) acceptable to Lender with respect to any Otherwise Rated Insurer from an insurance company which meets the claims paying ability ratings required above. Moreover, if Borrower desires to maintain insurance required hereunder from an insurance company which does not meet the claims paying ability ratings set forth herein but the parent of such insurance company, which owns at least fifty-one percent (51%) of such insurance company, maintains such ratings, Borrower may use such insurance companies if approved by the Rating
                              Agencies (such approval may be conditioned on items required by the Rating Agencies including a requirement that the parent guarantee the obligations of such insurance company),

                              The terrorism requirements are as follows: The insurance coverage required for Terrorism Losses shall be on terms consistent with those required under Sections 6.1.1(a) and (d) of the related Loan Agreement at all times during the term of the Loan, and (A) Borrower shall either maintain such coverage through a policy or policies covering multiple locations so long as such coverage is on terms consistent with those required under Sections 6.1.1(a) and (d) with a deductible of not greater than $500,000.00 or, if greater, at prevailing insurance market deductibles for such coverage with such increase to be reasonably approved by Lender and such coverage is in an amount, for each Individual Property, equal to, the lesser of (a) the then outstanding Allocated Loan Amount for such Individual Property (provided such policy contains a waiver of coinsurance) or (b) the sum of the business income insurance equal to 100% of the projected gross income from such Individual Property for a period of twelve (12) months from the date that such Individual Property is repaired or replaced and operations are resumed plus the Full Replacement Cost of such Individual Property and further provided that if any claim is made under such policy or policies reducing the amount of coverage below that which is required to be maintained under Sections 6.1.1(a) and (d), then Borrower shall increase the amount of such policy or policies to an amount that satisfies the requirements of this Section 6.1.7, subject to the annual limit on Insurance Premiums represented by the Terrorism Premium Limit, or
                              (B) Borrower shall obtain a stand-alone policy or policies that covers solely the Property against Terrorism Losses, which stand-alone policy or policies shall be on terms consistent with those required under Sections 6.1.1(a) and (d) with a deductible of not greater than $500,000.00 (or at prevailing insurance market deductibles for such coverage with such increase to be reasonably approved by Lender, such approval not to be unreasonably withheld, delayed or conditioned) and such coverage is in an amount, for each Individual Property, equal to, the lesser of (a) the then outstanding Allocated Loan Amount for such Individual Property (provided such policy contains a waiver of coinsurance) or (b) the sum of the business income insurance equal to 100% of the projected gross income from the Property for a period of twelve (12) months from the date that such Individual Property is repaired or replaced and operations are resumed plus the Full Replacement Cost of such Individual Property. Notwithstanding the foregoing, in no event shall Borrower be required to pay annual premiums for any insurance policy described in (A) or (B) covering Terrorism Losses in respect of the Property in excess of the Terrorism Premium Limit (i.e. if the cost exceeds the Terrorism Premium Limit, Borrower shall obtain as much coverage for Terrorism Losses as is available at a cost equal to the Terrorism Premium Limit). Borrower shall not be required to maintain Insurance coverage with respect to terrorism losses that are not Terrorism Losses. The Terrorism Premium Limit is $625,000, provided such amount shall be reduced on a pro rata basis with the release of any Individual Property. Terrorism Losses is defined as those types of losses which result from perils of terrorism and acts of terrorism (i) as are currently "certified" under TRIA or (ii) as are not currently "certified" under TRIA, in each case whether or not TRIA is in effect, excluding losses for nuclear, biological, radiological or chemical acts.

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                              REPRESENTATION 22

  Whole Loan; Interest Only; No Equity Participation or Contingent Interest.

Skyline Portfolio (3405106)  The related Mortgage Loan is interest only for the entire term.

                              REPRESENTATION 26

                       Releases of Mortgaged Property.

Skyline Portfolio (3405106)  At any time after the earlier of  36 months from the closing date of the related Mortgage Loan and 24 months after the closing date of the securitization the last Securitization that includes any portion of the Skyline Portfolio Loan and in connection with a partial defeasance of the Skyline Portfolio Loan, the Skyline Portfolio Borrower may obtain the release of some or all of the portions of the Skyline Portfolio Mortgaged Property (each, an "Individual Property"), subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) payment of (a) 100% of the "Allocated Loan Amount" (as defined in the related loan agreement) related to such Individual Property or Individual Properties to be released which, when taken together with any Individual Property previously released, is less than or equal to $135,600,000; (b) 110% of the "Allocated Loan Amount" (as defined in the related loan agreement) related to such Individual Property or Individual Properties to be released which, when taken together with any Individual Property previously released, is greater than $135,600,000 and less than or equal to $271,200,000; (c) 115% of the "Allocated Loan Amount" (as defined in the related loan agreement) related to such Individual Property or Individual Properties to be released which, when taken together with any Individual Property previously released, is greater than $271,200,000 and less than or equal to $406,800,000; or (d) 125% of the "Allocated Loan Amount" (as defined in the related loan agreement) related to such Individual Property or Individual Properties to be released which, when taken together with any Individual Property previously released, is greater than $406,800,000; (iii) delivery of a pledge and security agreement in form and substance satisfactory to a prudent lender and defeasance collateral meeting the requirements of the related loan agreement; (iv) confirmation from the rating agencies that such a release will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Skyline Portfolio Mortgage Loan; and
                             (v) after giving effect to such release the debt service coverage ratio must be not less than the greater of (a) (1) 80% of the debt service coverage ratio for the trailing 12 months immediately preceding the release or (2) a debt service coverage ratio in an amount sufficient to obtain a rating agency confirmation or (b) the debt service coverage ratio as of the closing date of the Skyline Portfolio Loan.

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                              REPRESENTATION 27

                                 Defeasance.

Skyline Portfolio (3405106)  Defeasance collateral is required to be in an amount sufficient to make all scheduled payments through the end of the prepayment lockout period rather than through the maturity date of the related Mortgage Loan.

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                              REPRESENTATION 41

                           Non-Recourse Exceptions.

Skyline Portfolio (3405106)                     There is no Borrower Principal
                                                in connection with these
                                                Mortgage Loans.